SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 DATE OF REPORT – September 3, 2009 (Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

DELAWARE	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective September 3, 2009, Robert Gillette has resigned as President and CEO of Honeywell’s Aerospace segment to become Chief Executive Officer of First Solar, Inc., a Tempe, Arizona-based manufacturer of solar modules. Mr. Gillette served as the President and CEO of Honeywell Aerospace since January 2005.

Mr. Gillette has been replaced by Timothy Mahoney. Mr. Mahoney was most recently Chief Technology Officer at Honeywell Aerospace. Prior to that, he served as President of Honeywell’s Air Transport and Regional business unit during 2005 and 2006. In 2004, he held the position of Vice President and General Manager of Honeywell’s Aviation Aftermarket Services business, and in 2003, he was Vice President and General Manager for Honeywell Aerospace’s Enterprise Resource Planning project. Earlier, he progressed through a number of general management and leadership positions within the Aerospace business since joining Honeywell in 1997.

Honeywell issued a press release announcing Mr. Gillette’s departure and Mr. Mahoney’s appointment on September 3, 2009, which is attached as an exhibit to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibit 99

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2009	Honeywell International Inc.

	By:	/s/ Thomas F. Larkins

Thomas F. Larkins
Vice President, Corporate Secretary and Deputy General Counsel